Exhibit 99.4

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of February 7, 2006, by and between Everlast Worldwide Inc., a Delaware corporation (the “Company”), Benjamin Nadorf Irrevocable Trust dated December 21, 2004: Trustee Sue Nadorf, a Florida trust (the “Seller”) and Ben Nadorf, an individual with a principal contact address of 6650 Audubon Trace West, West Palm Beach, Florida 33412-3301 (“Nadorf”).

WHEREAS, Seller is the beneficial holder of 18,000 shares of the Company’s Series A Redeemable Participating Preferred Stock (the “Series A Preferred Shares”) as referenced in Schedule A hereto and Nadorf is the holder of those certain promissory notes listed in Schedule A hereto in the aggregate principal amount of $6,000,000 issued by the Company in favor of Nadorf due December 14, 2008 (the “Promissory Notes” and together with the Series A Preferred Shares, the “Securities”);

WHEREAS, (i) Seller desires to sell to Company and the Company desires to purchase from Seller the Series A Preferred Shares, (ii) the Company wishes to prepay the Promissory Notes, including all accrued and unpaid interest, and (iii) the parties hereto desire to satisfy certain obligations set forth in the Agreement and Plan of Merger dated as of August 21, 2000 by and among Everlast World’s Boxing Headquarters Corp., Everlast Holding Co., stockholders named therein, the Company and Active Apparel New Corp. (the “Merger Agreement”);

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.	Sale of Series A Preferred Shares.

1.1          Sale and Purchase of Series A Preferred Shares and Prepayment of Promissory Notes. At the Closing (as hereinafter defined), upon the terms and subject to the conditions contained in this Agreement, (i) Seller shall sell to the Company and the Company shall purchase from Seller all right, title and interest in and to the Series A Preferred Shares (including any and all rights associated therewith) for a purchase price of $14,000,000 (it being understood that rights to dividends on the Series A Preferred Shares through December 31, 2005, if any, shall survive the Closing hereunder), ii) the Company shall prepay the Promissory Notes, including all accrued and unpaid interest, at a prepayment price of $6,000,000 and (iii) the Company shall be relieved of its obligations with respect to the Make-Whole Adjustment as set forth in Section 1.10 of the Merger Agreement for total consideration of $902,880. The aggregate consideration with respect thereto shall be $20,902,880 (TWENTY MILLION NINE HUNDRED TWO THOUSAND AND EIGHT HUNDRED EIGHTY DOLLARS) (the “Aggregate Consideration”).

1.2          Closing. The closing of the sale and purchase of the Series A Preferred Shares, the prepayment of the Promissory Notes and all other matters herein shall take place simultaneously with the execution and delivery of this Agreement at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, or at such other time and place as the Company and Seller shall mutually agree (the “Closing”). In the event that the Closing does not occur on or before

February 10, 2006 unless Closing is delayed beyond such date due to Seller or Nadorf’s failure to be ready, willing and able to close on or before such date, the Company shall pay Seller the sum of Two Thousand Five Hundred Dollars ($2,500) for each day following February 10, 2006 that the Closing does not occur.

1.3	Deliveries at the Closing. (a) At the Closing, the Company shall

(i)           deliver the Aggregate Consideration to Nadorf, on behalf of himself and the Seller, by wire transfer to such account as Nadorf may designate to the Company prior to the Closing or by certified or official bank check; and

(ii)	cancel all Promissory Notes returned by Nadorf to the Company.

(b)          Concurrently with the execution of this Agreement, the Seller and Nadorf shall deliver to the Company:

(i)           the original share certificate listed in Schedule A hereto representing all the Series A Preferred Shares, duly endorsed in blank for transfer or accompanied by separate stock powers duly executed in blank

(ii)	the Promissory Notes listed on Schedule A hereto;

(iii)         a letter from Wayne Nadorf, as the appointed director representative of the holders of the Series A Preferred Shares on the Company’s Board of Directors, in the form attached hereto, resigning as a director of the Company, such resignation to be effective immediately;

(iv)         a letter from Sue Nadorf, effective immediately, in the form attached hereto, agreeing to certain modifications in her compensation pursuant to her existing consulting agreement with the Company; and

(v)          a letter from Benjamin Nadorf, in the form attached hereto, resigning as a director of the Company, such resignation to be effective immediately.

Section 2.	Representations and Warranties and Covenants of the Company.

The Company hereby represents and warrants to Seller and Nadorf as follows:

2.1          Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own, operate or lease its properties and to carry on its businesses as now being conducted. A complete and correct copy of the Certificate of Incorporation of the Company, and all amendments thereto, and of the By-Laws of the Company, have been heretofore made available to the Seller and Nadorf.

2.2          Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action by the Company and this Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3          No Breach of Statute or Contract. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to the Company, or result in a breach or conflict with any of the terms, provisions or conditions of the governing documents of the Company or violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which the Company is party or by which the Company is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties, any claim, interest or right, including rights of termination or cancellation in, or with respect to any of their properties.

2.4          SEC Reports and Financial Statements. Since February 1, 2004, the Company has filed with the Securities and Exchange Commission (the “SEC”) all forms, reports, schedules, statements and other documents required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as such documents have been amended or supplemented since the time of their filing, collectively, the “SEC Reports”). As of their respective dates, the SEC Reports (including without limitation, any financial statements or schedules included therein) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Securities Act and Exchange Act (as the case may be) and all applicable rules and regulations of the SEC promulgated thereunder. Each of the consolidated financial statements included in the SEC Reports has been prepared from, and are in accordance with, the books and records of the Company, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company as at the dates thereof or for the periods presented therein.

2.5          Common Stock. The Company represents and warrants that, under current law, all shares of common stock in the Company owned by Seller or Nadorf for greater than two years will not be restricted in any manner commencing the ninety-first (91st) day following Nadorf’s resignation as director (provided neither Nadorf nor Seller is then affiliated with the Company) and at such time and any time thereafter Seller and Nadorf may sell or transfer any part or all of such shares of common stock without restrictive legend. A new stock certificate without restrictive legend shall be issued after such 90 day period upon the Company’s receipt of the stock certificates currently issued to Seller or Nadorf and appropriate representations made by Seller or Nadorf, as the case may be, as to matters including holding period and affiliate status.

Section 3.	Representations and Warranties and Covenants of Nadorf and Seller.

Each of Nadorf and Seller, jointly and severally, hereby represents and warrants to the Company as follows:

3.1          Ownership of Series A Preferred Shares. The Series A Preferred Shares are solely owned by Seller, beneficially and of record, free and clear of any and all liens, encumbrances, claims, charges and assessments, and Seller has the full and sole right, power, legal capacity and authority to sell, transfer and deliver the Series A Preferred Shares. The Series A Preferred Shares are not subject to any options or contractual restrictions with respect to transferability.

3.2          Authorization. Each of Nadorf and Seller has all requisite authority to execute, deliver and perform this Agreement and the transactions and documents contemplated hereby, and the execution, delivery and performance by Nadorf and Seller of this Agreement have been duly authorized by all requisite action by Nadorf and Seller and this Agreement and the documents contemplated hereby, when executed and delivered by Nadorf and Seller, constitutes a valid and binding obligations of each of Nadorf and Seller, enforceable against Nadorf and Seller, jointly and severally, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3          No Breach of Statute or Contract. Neither the execution and delivery of any of this Agreement nor the consummation by Nadorf and the Seller of the transactions contemplated hereby, nor compliance by Nadorf and the Seller with any of the provisions hereof, will violate or cause a default under any statute (domestic or foreign), judgment, order, writ, decree, rule or regulation of any court or governmental authority applicable to Nadorf and the Seller , or any of their properties; breach or conflict with any of the terms, provisions or conditions of the governing documents of the Seller, violate, conflict with or breach any agreement, contract, mortgage, instrument, indenture or license to which Nadorf and the Seller is a party or by which Nadorf and the Seller is or may be bound, or constitute a default (in and of itself or with the giving of notice, passage of time or both) thereunder, or result in the creation or imposition of any encumbrance upon, or give to any other party or parties any claim, interest or right, including rights of termination or cancellation in, or with respect to, any of such parties’ properties.

3.4          Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to Nadorf and Seller in order to constitute this Agreement as a valid, binding and enforceable obligation of Nadorf and Seller in accordance with its terms.

3.5          Tax Payments.             All transfer, documentary, sales, use, stamp, registration, and such other taxes, and all conveyance fees, recording charges and other fees and charges (including penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Nadorf. Nadorf and Seller each agree to file all necessary documents with respect to all such amounts in a timely manner.

Section 4.	Indemnification.

(a)          Nadorf and the Seller, jointly and severally, each agrees to indemnify and hold harmless the Company (and its officers, employees, partners, agents, affiliates and controlling parties) from and against any and all losses, liabilities, damages, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, reasonable attorneys’ fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by the Company, directly as a result of third party claims resulting or arising from any inaccuracy in or breach or nonfulfillment of or any alleged inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by Nadorf and Seller in this Agreement; provided, however, that the indemnity agreement contained in this Subsection 4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Nadorf (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)          The Company agrees to indemnify and hold harmless Nadorf and Seller from and against any and all losses, liabilities, damages, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interest, penalties, reasonable attorneys’ fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by Nadorf or Seller directly as a result of third party claims resulting or arising from any inaccuracy or any alleged inaccuracy in or breach or nonfulfillment of any of the representations, warranties, covenants or agreements made by the Company in this Agreement (including without limitation the payment of the Aggregate Consideration agreed to in Section 1.3(a) hereto), provided, however, that the indemnity agreement contained in this Subsection 4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). The Company agrees to indemnify and hold harmless Nadorf from and against any and all losses, liabilities, damages, claims, suits, actions, judgments or causes of action, assessments, costs and expenses, including without limitation interests, penalties, reasonable attorneys’ fees, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation, asserted against, resulting to, imposed upon, or incurred or suffered by Nadorf resulting or arising from Nadorf serving as director of the Company from August 21, 2000 to the date of his resignation.

Section 5.	Covenants.

5.1          Termination of Merger Agreement Provisions. Nadorf and the Seller acknowledge that (i) Section 1.10 of the Merger Agreement (Make-Whole Adjustment) has been fully satisfied by the payments made hereunder and that no parties have any further obligations under such provision and (ii) Section 5.18 of the Merger Agreement (Health Insurance) is no longer in effect and that no parties have any further obligations under such provision.

5.2	Intentionally Omitted.

5.3          Announcements. None of the parties to this Agreement shall make any public announcements with respect to this Agreement or the transactions contemplated hereby without the written consent of the other parties hereto, except as required by law.

5.4          Termination of Registration Rights Agreement. The Registration Rights Agreement dated as of October 24, 2000 by and among the Company and the stockholders named therein shall be of no further force or effect.

5.5          Certain Medical Benefits. Sue Nadorf, as a third party beneficiary hereof, shall be entitled to receive from the Company lifetime medical and dental benefits under the Company’s then existing medical and dental plans available to employees of the Company, to the extent a medical and dental plan is then available to employees of the Company, and may elect spousal coverage under such plans to the extent spousal coverage is then available which shall be paid solely by the Company. Such benefits will be made available to Sue Nadorf upon the same terms generally available to other employees of the Company, including costs, copays, etc. The rights set forth in this Section 5.5 shall be binding upon any successor of the Company, and any successor shall be deemed substituted for the Company, under the terms of this Agreement. As used in this Agreement, the term “successor” shall include any firm, person, corporation or other business entity, which at any time, whether by merger, or purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

Section 6.	Brokers and Finders.

No party hereto shall be obligated to pay any commission, brokerage fee or finder’s fee based on any alleged agreement or understanding between any such party and a third person in respect of the transactions contemplated hereby. Each party hereto hereby agrees to indemnify the other against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied from the actions of such party.

Section 7.	Recitals Incorporated.

The recitals of this Agreement are incorporated herein by this reference and made a material part of this Agreement.

Section 8.	Successors and Assigns.

This Agreement shall bind and inure to the benefits of the parties hereto and their respective successors and assigns.

Section 9.	Entire Agreement.

This Agreement, including any and all exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

Section 10.	Notices.

All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

(a)	if to the Company, to:

Everlast Worldwide Inc.

1350 Broadway, Suite 2300,

New York, New York 10018

Telecopier: (212) 239-0990

Attention: Seth Horowitz,

President and Chief Executive Officer

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP

Park Avenue Tower

65 East 55th Street

New York, NY 10022

Telecopier: (212) 451-2222

Attention: Robert H. Freidman, Esq.

- and -

Edward Epstein, Esq.

915 Middle River Drive

Fort Lauderdale, FL 33304

(b)	if to Seller and Nadorf, to:

Ben Nadorf

6650 Audubon Trace - West,

West Palm Beach,

Florida 33412-3001

Facsimile: (561) 626-9086

with a copy to:

Eric M. Sauerberg, P.A.

200 Village Square Crossing, Suite 102

Palm Beach Gardens, FL 33410

Telecopier: (561) 776-0302

Attention: Eric M. Sauerberg, Esq.

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 11.	Amendments.

This Agreement may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of all parties hereto.

Section 12.	Governing Law; Waiver of Jury Trial.

(a)          All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

(b)          BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

Section 13.	Submission to Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and the United States of America located in the City of New York, New York and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their properties, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to them at the address set forth herein.

Section 14.	Severability.

It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 15.	Counterparts.

This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

Section 16.	Headings.

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 17.	Expenses.

Each party hereto shall pay its own expenses incurred in the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Section 18.	Survival.

The warranties, representations, and covenants of Nadorf and the Seller and the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this

Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Company, Nadorf or the Seller.

Section 19.	Further Assurances.

From and after the date of this Agreement, the Company, Nadorf and the Seller agree to execute and deliver any additional documents, instruments and other writings as may be reasonably necessary to effect transaction contemplated hereby, including any documents required by the Company’s transfer agent or counsel.

Section 20.	Preparation of Agreement.

Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.

EVERLAST WORLDWIDE INC.

By:	/s/ Seth Horowitz

Name: Seth Horowitz

Title: President and Chief Executive Officer

BENJAMIN NADORF IRREVOCABLE

TRUST DATED DECEMBER 21, 2004:

TRUSTEE SUE NADORF

/s/ Sue Liu Nadorf

Name: SUE LIU NADORF

Title: Trustee

/s/ Ben Nadorf

BEN NADORF

EXHIBIT A

Series A Redeemable Participating Preferred Stock beneficially held by Ben Nadorf

Certificate Number	Number of Shares

A18	18,000

Promissory Notes held by Ben Nadorf

Promissory Note Date	Face Amount

December 15, 2003	$2,000,000
December 15, 2004	$2,000,000
December 15, 2005	$2,000,000